As filed with the Securities and Exchange Commission on September 26, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Direxion Shares ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

1301 Avenue of the Americas (6th Avenue), 28th Floor

New York, New York 10019

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Shares of Beneficial Interest	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-150525

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of the Direxion Daily AVGO Bull 2X Shares, Direxion Daily AVGO Bear 1X Shares, Direxion Daily MU Bull 2X Shares, Direxion Daily MU Bear 1X Shares, Direxion Daily NFLX Bull 2X Shares, Direxion Daily NFLX Bear 1X Shares, Direxion Daily TSM Bull 2X Shares, and the Direxion Daily TSM Bear 1X Shares, at no par value, each a series of the Direxion Shares ETF Trust (the “Trust”), registered hereunder is as set forth for the Funds in Post-Effective Amendment No. 423 under the Securities Act of 1933, as amended, and Amendment No. 425 under the Investment Company Act of 1940, as amended, to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-150525; 811-22201), which description is incorporated herein by reference, as filed with the Securities and Exchange Commission on September 25, 2024.

The Trust currently consists of 118 separate series. The Funds’ I.R.S. Employer Identification Numbers are as follows:

Title of Class of Securities to be Registered	IRS Employer ID Number

Direxion Daily AVGO Bull 2X Shares	99-4574672
Direxion Daily AVGO Bear 1X Shares	99-4551861
Direxion Daily MU Bull 2X Shares	99-4688075
Direxion Daily MU Bear 1X Shares	99-4679724
Direxion Daily NFLX Bull 2X Shares	88-3324496
Direxion Daily NFLX Bear 1X Shares	88-3346178
Direxion Daily TSM Bull 2X Shares	99-4654820
Direxion Daily TSM Bear 1X Shares	99-4616457

Item 2. Exhibits.

1.

The Trust’s Certificate of Trust is included as Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on April 30, 2008 (Accession Number: 0000898432-08-000403).

2.

The Trust’s Trust Instrument is included as Exhibit (a)(ii) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on August 20, 2008 (Accession Number: 0000898432-08-000845).

3.

The Trust’s Amended and Restated By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 239 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on February 26, 2019 (Accession Number: 0001193125-19-052231).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Direxion Shares ETF Trust

September 26, 2024

/s/ Patrick Rudnick
Patrick Rudnick Principal Executive Officer